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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated April 13, 2004 accompanying the consolidated financial statements of Meritage Technologies, Inc. and subsidiaries included in the Current Report, as amended, (Form 8-K/A) of Perficient, Inc. dated August 30, 2004 which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Perficient, Inc. on Form S-8 pertaining to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan.

                      /s/ Grant Thornton LLP

Cincinnati, Ohio
September 1, 2004

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM